                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                _______________

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


              Date of earliest event reported:  November 16, 1999
                                                -----------------

                         Internet Capital Group, Inc.
                         ----------------------------
            (Exact name of registrant as specified in its charter)

      Delaware                  0-26929                       23-2996071
----------------------          -------                       ----------
State of Incorporation   (Commission File Number)   (IRS Employer Identification
                                                                  No.)

              435 Devon Park Drive, Building 800, Wayne, PA  19087
              ------------------------------------------------------
                (Address of principal executive offices)  (Zip Code)

                                (610) 989-0111
                                --------------
                        (Registrant's telephone number)

Item 2.   Acquisition of Assets.
          ---------------------

          On November 16, 1999 Internet Capital Group, Inc. (the "Company") acquired an interest in eMerge Interactive, Inc., a Delaware corporation ("eMerge"), pursuant to the Securities Purchase Agreement (the "Purchase Agreement") dated as of October 27, 1999 by and among the Company, eMerge and J Technologies, LLC, a South Dakota limited liability company ("J Technologies"). eMerge is a diverse Internet-based provider of e-commerce, information services and technology solutions for the animal industry, primarily the cattle segment.

          Pursuant to the Purchase Agreement, the Company acquired from eMerge 4,555,556 shares of eMerge Series D Preferred Stock and a warrant to purchase 911,111 shares of eMerge Class B Common Stock. Pursuant to the Purchase Agreement, the Company also purchased 1,000,000 shares of eMerge Class A Common Stock from J Technologies. The aggregate purchase price for the stock and the warrant, which was established through arms-length negotiation, was $50,000,000, composed of $27,000,000 in cash and a promissory note for $23,000,000. The cash portion of the purchase price was funded from the Company's existing cash. The promissory note is non interest-bearing and is due and payable one year after issuance; provided, however, that in the event that eMerge does not consummate a public offering of its Common Stock by March 15, 2000, eMerge can require the Company to prepay up to $5,000,000 in principal on or after March 25, 2000.

          Each share of eMerge Series D Preferred Stock will convert into one share of eMerge Class B Common Stock upon the Company's election, completion of an initial public offering of eMerge's Common Stock or a specified vote of the holders of all Preferred Stock. Each of the Company's shares of Class B Common Stock will convert into one share of Class A Common Stock upon transfer to a non-affiliate of the Company. Each share of eMerge Series D Preferred Stock and each share of eMerge Class B Common Stock is entitled to two and one half votes. Each share of eMerge Class A Common Stock is entitled to one vote. The Company currently has beneficial ownership (assuming conversion of each share of Preferred Stock) of 30.7% of the eMerge Common Stock and has 45.9% of the voting power with respect to eMerge. The Company may exercise the warrant during the three-year period beginning upon the first to occur of an initial public offering of eMerge's Common Stock, the closing of new equity financing from private investors of at least $20,000,000 and the one-year anniversary of the issuance of the warrant. The exercise price will equal the purchase price per share to investors in the first to occur of the initial public offering or private equity financing described in the preceding sentence or, if the one-year anniversary of the issuance of the warrant occurs first, $9.00 per share.

          Douglas A. Alexander, one of the directors of eMerge, is an executive officer of the Company. E. Michael Forgash, one of the directors of eMerge, is also a member of the board of directors of the Company. Safeguard Scientifics, Inc., a Delaware corporation ("Safeguard"), may be considered a promoter of the Company. Safeguard and its related parties own approximately 14.3% of the outstanding shares of the Company, and approximately 47.5% of the outstanding shares of eMerge. Additionally, the Company and Safeguard entered into the Joint Venture Agreement dated as of October 27, 1999 (the "Joint Venture Agreement")

                              Pages 2 of 28 Pages
pursuant to which they agreed, among other things, to vote their shares of eMerge to elect two designees of the Company and two designees of Safeguard to the board of directors of eMerge and to attempt to agree on mutually beneficial courses of action. Additionally, the Joint Venture Agreement provides for rights of first refusal with respect to certain sales of eMerge securities.

          In connection with the consummation of the Purchase Agreement, the Company also entered into a Stockholder Agreement dated as of November 16, 1999 with eMerge and certain stockholders of eMerge, including Safeguard and certain of its affiliates (the "Stockholder Agreement"). The Stockholder Agreement provides for, among other things, restrictions on the transferability of securities and co-sale, drag-along and preemptive rights. The Stockholders Agreement terminates upon an initial public offering of eMerge's Common Stock. The Company and eMerge are also parties to a Registration Rights Agreement dated as of November 16, 1999 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, eMerge granted the Company certain demand and piggyback registration rights.


                              Pages 3 of 28 Pages

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

          (a) Financial Statements of Business Acquired


                          Independent Auditors' Report

To the Board of Directors of
eMerge Interactive, Inc.:

We have audited the accompanying consolidated balance sheets of eMerge Interactive, Inc. as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eMerge Interactive, Inc. at December 31, 1997 and 1998 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          KPMG LLP

Orlando, Florida
April 20, 1999

                              Pages 4 of 28 Pages

                            EMERGE INTERACTIVE, INC.

                          Consolidated Balance Sheets

                                                                     (Unaudited)
                                        December 31,  December 31,  September 30,
                                            1997          1998          1999
                                        ------------  ------------  -------------
Assets
Current assets:
 Cash.................................  $       400   $        268  $  1,650,134
 Trade accounts receivable............           --        368,421     2,790,427
 Inventories (note 3).................      635,963        706,557       655,129
 Cattle deposits......................           --             --       489,760
 Prepaid expenses.....................       33,642         27,837       103,242
 Net assets of discontinued operations
  (note 12)...........................    1,066,804      2,285,341       390,336
                                        -----------   ------------  ------------
 Total current assets.................    1,736,809      3,388,424     6,079,028
Property and equipment, net (note 4)..      428,140        513,837     1,711,404
Capitalized offering costs............           --             --       341,967
Investment in Turnkey Computer
 Systems, Inc. (note 12)..............           --             --     1,831,133
Intangibles, net (note 5).............           --      2,699,828     6,273,309
                                        -----------   ------------  ------------
   Total assets.......................  $ 2,164,949   $  6,602,089  $ 16,236,841
                                        ===========   ============  ============
Liabilities and Stockholders' Equity
 (Deficit)
Current liabilities:
 Current installments of capital lease
  obligation with related party (note
  9)..................................  $        --   $     79,852  $     83,917
 Note payable (note 12)...............           --             --       500,000
 Accounts payable.....................      725,369        423,946     1,633,132
 Accrued liabilities:
 Salaries and benefits................      175,597        283,103       908,271
 Other................................       98,704        319,989     1,435,987
 Advance payments from customers......           --             --       619,270
 Due to related parties (notes 9
  and 12).............................    8,040,304      5,187,334    13,405,957
                                        -----------   ------------  ------------
 Total current liabilities............    9,039,974      6,294,224    18,586,534
Capital lease obligation with related
 party, excluding current installments
 (note 9).............................           --        305,018       242,673
Note payable (note 12)................           --             --       900,000
                                        -----------   ------------  ------------
 Total liabilities....................    9,039,974      6,599,242    19,729,207
                                        -----------   ------------  ------------
Commitments and contingencies (notes
 11 and 12)
Class A common stock subject to a put
 (note 12)............................           --             --       400,000
                                        -----------   ------------  ------------
Stockholders' equity (deficit) (notes
 6, 8 and 12):
 Preferred stock, $.01 par value,
  authorized 15,000,000 shares:
 Series A preferred stock, (aggregate
  involuntary liquidation preference
  of $6,741,954 in 1997 and
  $7,386,314 in 1998), designated
  6,500,000 shares, issued and
  outstanding 6,443,606 shares in
  1997, 1998 and 1999.................       64,436         64,436        64,436
 Series B junior preferred stock,
  (aggregate involuntary liquidation
  preference of $-0- in 1997 and
  $4,801,315 in 1998), designated
  2,400,000 shares, issued and
  outstanding -0- shares in 1997 and
  2,400,000 shares in 1998 and 1999...           --         24,000        24,000
 Series C preferred stock, designated
  1,300,000 shares, issued and
  outstanding -0- shares in 1997 and
  1998 and 1,100,000 shares in 1999...           --             --        11,000
 Series D preferred stock, designated
  4,555,556 shares, no shares issued
  and outstanding in 1997, 1998 and
  1999................................           --             --            --
 Common stock, $.01 par value,
  authorized 100,000,000 shares:
 Class A common stock, designated
  92,711,110 shares, issued and
  outstanding 2,606,500 shares in
  1997, 4,676,500 shares in 1998 and
  5,616,155 shares in 1999............       26,065         46,765        55,662
 Class B common stock, designated
  7,288,890 shares; no shares issued
  and outstanding in 1997, 1998 and
  1999................................           --             --            --
 Additional paid-in capital...........    1,982,986     16,648,286    23,468,470
 Accumulated deficit..................   (8,948,512)   (16,780,640)  (27,452,825)
 Unearned compensation................           --             --       (63,109)
                                        -----------   ------------  ------------
   Total stockholders' equity
    (deficit).........................   (6,875,025)         2,847    (3,892,366)
                                        -----------   ------------  ------------
   Total liabilities and stockholders'
    equity (deficit)..................  $ 2,164,949   $  6,602,089  $ 16,236,841
                                        ===========   ============  ============

          See accompanying notes to consolidated financial statements.

                              Pages 5 of 28 Pages

                            EMERGE INTERACTIVE, INC.

                     Consolidated Statements of Operations

                                                                       (Unaudited)
                                                                    Nine Months Ended
                               Years ended December 31,               September 30,
                          -------------------------------------  -------------------------
                             1996         1997         1998         1998          1999
                          -----------  -----------  -----------  -----------  ------------
Revenue (note 10).......  $        --  $        --  $ 1,792,471  $ 1,106,452  $ 18,338,645
Cost of revenue.........           --           --    2,623,447    1,628,757    18,282,330
                          -----------  -----------  -----------  -----------  ------------
    Gross profit
     (loss).............           --           --     (830,976)    (522,305)       56,315
                          -----------  -----------  -----------  -----------  ------------
Operating expenses:
  Selling, general and
   administrative (note
   9)...................           --      627,606    3,659,810    2,427,944     7,539,689
  Research and
   development..........           --      727,753    1,109,382      759,434     2,756,262
                          -----------  -----------  -----------  -----------  ------------
    Total operating
     expenses...........           --    1,355,359    4,769,192    3,187,378    10,295,951
                          -----------  -----------  -----------  -----------  ------------
Profit (loss) from
 continuing operations..           --   (1,355,359)  (5,600,168)  (3,709,683)  (10,239,636)
Interest expense (note
 9).....................           --     (141,167)    (331,594)    (231,000)     (458,624)
Other income............           --           --           --           --        15,655
                          -----------  -----------  -----------  -----------  ------------
    Profit (loss) from
     continuing
     operations before
     income taxes.......           --   (1,496,526)  (5,931,762)  (3,940,683)  (10,682,605)
Income tax expense
 (benefit) (note 7).....           --           --           --           --            --
                          -----------  -----------  -----------  -----------  ------------
    Profit (loss) from
     continuing
     operations.........           --   (1,496,526)  (5,931,762)  (3,940,683)  (10,682,605)
Discontinued operations
 (note 12):
  Income (loss) from
   operations of
   discontinued
   transportation
   segment (note 9).....   (1,719,492)  (3,987,097)  (1,808,951)  (1,721,060)       10,420
  Loss on disposal of
   transportation
   segment..............           --           --      (91,415)          --            --
                          -----------  -----------  -----------  -----------  ------------
Net profit (loss).......  $(1,719,492) $(5,483,623) $(7,832,128) $(5,661,743) $(10,672,185)
                          ===========  ===========  ===========  ===========  ============

          See accompanying notes to consolidated financial statements.

                              Pages 6 of 28 Pages

                            EMERGE INTERACTIVE, INC.

           Consolidated Statements of Stockholders' Equity (Deficit)

                                                                          Preferred
                   Preferred Stock   Preferred Stock   Preferred Stock      Stock       Common Stock     Common Stock
                      Series A          Series B          Series C        Series D         Class A          Class B
                  ----------------- ----------------- ----------------- ------------- -----------------  -------------
                   Shares   Amount   Shares   Amount   Shares   Amount  Shares Amount  Shares   Amount   Shares Amount
                  --------- ------- --------- ------- --------- ------- ------ ------ --------- -------  ------ ------
Balances at
December 31,
1995............         -- $    --        -- $    --        -- $    --   --    $--       1,000 $    10    --    $--
Issuance of
common stock to
XL Vision, Inc.,
for cash at $.01
per share.......         --      --        --      --        --      --   --     --     199,000   1,990    --     --
Issuance of
common stock for
cash at $.01 per
share...........         --      --        --      --        --      --   --     --     140,000   1,400    --     --
Exercise of
stock options
for cash at $.01
per share.......         --      --        --      --        --      --   --     --      20,000     200    --     --
Net profit
(loss)..........         --      --        --      --        --      --   --     --          --      --    --     --
                  --------- ------- --------- ------- --------- -------  ---    ---   --------- -------   ---    ---
Balances at
December 31,
1996............         --      --        --      --        --      --   --     --     360,000   3,600    --     --
Issuance of
common stock to
XL Vision, Inc.,
for cash at $.01
per share (note
9)..............         --      --        --      --        --      --   --     --   2,246,500  22,465    --     --
Sale of Series A
preferred stock
for cash at
$1.00 per share
(note 6)........  6,443,606  64,436        --      --        --      --   --     --          --      --    --     --
Transfer of
technology by XL
Vision, Inc.
(note 9)........         --      --        --      --        --      --   --     --          --      --    --     --
Net profit
(loss)..........         --      --        --      --        --      --   --     --          --      --    --     --
                  --------- ------- --------- ------- --------- -------  ---    ---   --------- -------   ---    ---
Balances at
December 31,
1997............  6,443,606  64,436        --      --        --      --   --     --   2,606,500  26,065    --     --
Contribution of
debt to equity
by XL Vision,
Inc. (note 9)...         --      --        --      --        --      --   --     --          --      --    --     --
Issuance of
Series B
preferred stock
in exchange for
contribution of
debt to equity
by XL Vision,
Inc. at $2.00
per share (notes
6 and 9)........         --      -- 2,400,000  24,000        --      --   --     --          --      --    --     --
Issuance of
common stock in
connection with
Nutri-Charge
transaction at
$1.00 per share
(note 5)........         --      --        --      --        --      --   --     --   2,070,000  20,700    --     --
Contribution of
put rights by XL
Vision, Inc.
(note 5)........         --      --        --      --        --      --   --     --          --      --    --     --
Net profit
(loss)..........         --      --        --      --        --      --   --     --          --      --    --     --
                  --------- ------- --------- ------- --------- -------  ---    ---   --------- -------   ---    ---
Balances at
December 31,
1998............  6,443,606  64,436 2,400,000  24,000        --      --   --     --   4,676,500  46,765    --     --
Exercise of
stock options
for cash at
$1.00 per share
(unaudited).....         --      --        --      --        --      --   --     --      87,280     873    --     --
Issuance of
common stock in
connection with
CIN transaction
at $1.20 per
share (note 12)
(unaudited).....         --      --        --      --        --      --   --     --     600,000   6,000    --     --
Issuance of
common stock in
connection with
Cyberstockyard
transaction at
$2.25 per share
(note 12)
(unaudited).....         --      --        --      --        --      --   --     --     200,000   2,000    --     --
Issuance of
Series C
preferred stock
at $5.00 per
share (note 12)
(unaudited).....         --      --        --      -- 1,100,000  11,000   --     --          --      --    --     --
Exercise of
stock options
for cash at
$1.00 per share
(unaudited).....         --      --        --      --        --      --   --     --       2,375      24    --     --
Issuance of
common stock in
connection with
Turnkey Computer
Systems, Inc at
$8.00 per share
(note 12)
(unaudited).....         --      --        --      --        --      --   --     --      50,000     500    --     --
Reclassification
of common stock
subject to a put
(note 12)
(unaudited).....         --      --        --      --        --      --   --     --          --    (500)   --     --
Put on Class A
common stock
issued in
connection with
Turnkey Computer
Systems, Inc.
(note 12)
(unaudited).....         --      --        --      --        --      --   --     --          --      --    --     --
Net profit
(loss)
(unaudited).....         --      --        --      --        --      --   --     --          --      --    --     --
Unearned
compensation
(note 8)
(unaudited).....         --      --        --      --        --      --   --     --          --      --    --     --
Amortization of
unearned
compensation
(note 8)
(unaudited).....         --      --        --      --        --      --   --     --          --      --    --     --
                  --------- ------- --------- ------- --------- -------  ---    ---   --------- -------   ---    ---
Balances at
September 30,
1999
(unaudited).....  6,443,606 $64,436 2,400,000 $24,000 1,100,000 $11,000   --    $--   5,616,155 $55,662    --    $--
                  ========= ======= ========= ======= ========= =======  ===    ===   ========= =======   ===    ===
                  Additional
                    Paid-in    Accumulated     Unearned
                    Capital      Deficit     Compensation    Total
                  ------------ ------------- ------------ ------------
Balances at
December 31,
1995............  $     3,816  $ (1,745,397)   $     --   $(1,741,571)
Issuance of
common stock to
XL Vision, Inc.,
for cash at $.01
per share.......           --            --          --         1,990
Issuance of
common stock for
cash at $.01 per
share...........           --            --          --         1,400
Exercise of
stock options
for cash at $.01
per share.......           --            --          --           200
Net profit
(loss)..........           --    (1,719,492)         --    (1,719,492)
                  ------------ ------------- ------------ ------------
Balances at
December 31,
1996............        3,816    (3,464,889)         --    (3,457,473)
Issuance of
common stock to
XL Vision, Inc.,
for cash at $.01
per share (note
9)..............           --            --          --        22,465
Sale of Series A
preferred stock
for cash at
$1.00 per share
(note 6)........    6,379,170            --          --     6,443,606
Transfer of
technology by XL
Vision, Inc.
(note 9)........   (4,400,000)           --          --    (4,400,000)
Net profit
(loss)..........           --    (5,483,623)         --    (5,483,623)
                  ------------ ------------- ------------ ------------
Balances at
December 31,
1997............    1,982,986    (8,948,512)         --    (6,875,025)
Contribution of
debt to equity
by XL Vision,
Inc. (note 9)...    7,500,000            --          --     7,500,000
Issuance of
Series B
preferred stock
in exchange for
contribution of
debt to equity
by XL Vision,
Inc. at $2.00
per share (notes
6 and 9)........    4,776,000            --          --     4,800,000
Issuance of
common stock in
connection with
Nutri-Charge
transaction at
$1.00 per share
(note 5)........    2,049,300            --          --     2,070,000
Contribution of
put rights by XL
Vision, Inc.
(note 5)........      340,000            --          --       340,000
Net profit
(loss)..........           --    (7,832,128)         --    (7,832,128)
                  ------------ ------------- ------------ ------------
Balances at
December 31,
1998............   16,648,286   (16,780,640)         --         2,847
Exercise of
stock options
for cash at
$1.00 per share
(unaudited).....       86,407            --          --        87,280
Issuance of
common stock in
connection with
CIN transaction
at $1.20 per
share (note 12)
(unaudited).....      714,000            --          --       720,000
Issuance of
common stock in
connection with
Cyberstockyard
transaction at
$2.25 per share
(note 12)
(unaudited).....      448,000            --          --       450,000
Issuance of
Series C
preferred stock
at $5.00 per
share (note 12)
(unaudited).....    5,489,000            --          --     5,500,000
Exercise of
stock options
for cash at
$1.00 per share
(unaudited).....        2,351            --          --         2,375
Issuance of
common stock in
connection with
Turnkey Computer
Systems, Inc at
$8.00 per share
(note 12)
(unaudited).....      399,500            --          --       400,000
Reclassification
of common stock
subject to a put
(note 12)
(unaudited).....     (399,500)           --          --      (400,000)
Put on Class A
common stock
issued in
connection with
Turnkey Computer
Systems, Inc.
(note 12)
(unaudited).....        8,300            --          --         8,300
Net profit
(loss)
(unaudited).....           --   (10,672,185)         --   (10,672,185)
Unearned
compensation
(note 8)
(unaudited).....       72,126            --     (72,126)           --
Amortization of
unearned
compensation
(note 8)
(unaudited).....           --            --       9,017         9,017
                  ------------ ------------- ------------ ------------
Balances at
September 30,
1999
(unaudited).....  $23,468,470  $(27,452,825)   $(63,109)  $(3,892,366)
                  ============ ============= ============ ============

          See accompanying notes to consolidated financial statements.

                              Pages 7 of 28 Pages

                            EMERGE INTERACTIVE, INC.

                     Consolidated Statements of Cash Flows

                                                                       (Unaudited)
                                                                    Nine Months Ended
                               Years ended December 31,               September 30,
                          -------------------------------------  -------------------------
                             1996         1997         1998         1998          1999
                          -----------  -----------  -----------  -----------  ------------
Cash flows from
 operating activities:
Net profit (loss).......  $(1,719,492) $(5,483,623) $(7,832,128) $(5,661,743) $(10,672,185)
Adjustments to reconcile
 net profit (loss) to
 net cash used in
 operating activities:
 Depreciation and
  amortization..........        1,503      122,486      438,576      230,964     1,380,940
 Amortization of
  unearned
  compensation..........           --           --           --           --         9,017
 Changes in operating
  assets and
  liabilities:
 Trade accounts
  receivable, net.......           --           --     (368,421)    (138,705)   (2,733,765)
 Inventories............           --     (635,963)     (70,594)     (30,741)       51,428
 Cattle deposits........           --           --           --           --      (489,760)
 Prepaid expenses and
  other assets..........       (1,304)     (32,338)       5,805      (77,079)      (75,405)
 Net assets of
  discontinued
  operations............      (96,209)    (853,501)  (1,140,425)  (1,477,150)    2,137,166
 Accounts payable.......        5,675      719,694     (301,423)     (32,037)    1,209,186
 Accrued liabilities....       75,542      198,759      328,791      151,016     1,741,166
 Advance payments from
  customers.............           --           --           --           --       619,270
                          -----------  -----------  -----------  -----------  ------------
  Net cash used by
   operating
   activities...........   (1,734,285)  (5,964,486)  (8,939,819)  (7,035,475)   (6,822,942)
                          -----------  -----------  -----------  -----------  ------------
Cash flows from
 investing activities:
Purchases of property
 and equipment..........      (56,861)    (506,540)    (460,290)    (269,831)   (1,767,093)
Purchase of
 intangibles............     (100,000)          --     (431,923)    (431,923)   (3,145,297)
Investment in Turnkey
 Computer Systems,
 Inc....................           --           --           --           --       (22,833)
                          -----------  -----------  -----------  -----------  ------------
  Net cash used by
   investing
   activities...........     (156,861)    (506,540)    (892,213)    (701,754)   (4,935,223)
                          -----------  -----------  -----------  -----------  ------------
Cash flows from
 financing activities:
Net borrowings from
 related parties........    1,889,101        3,810    9,447,030    7,737,227     8,218,623
Proceeds from capital
 lease financing with
 related party..........           --           --      440,832           --            --
Payments on capital
 lease obligations......           --           --      (55,962)          --       (58,280)
Offering costs..........           --           --           --           --      (341,967)
Sale of preferred
 stock..................           --    6,443,606           --           --     5,500,000
Sale of common stock....        3,590       22,465           --           --        89,655
                          -----------  -----------  -----------  -----------  ------------
  Net cash provided by
   financing
   activities...........    1,892,691    6,469,881    9,831,900    7,737,227    13,408,031
                          -----------  -----------  -----------  -----------  ------------
  Net increase
   (decrease) in cash...        1,545       (1,145)        (132)          (2)    1,649,866
Cash--beginning of
 period.................           --        1,545          400          400           268
                          -----------  -----------  -----------  -----------  ------------
Cash--end of period.....  $     1,545  $       400  $       268  $       398  $  1,650,134
                          ===========  ===========  ===========  ===========  ============
Supplemental
 disclosures:
Cash paid for interest..  $        --  $        --  $    23,594  $    13,517  $     20,628
Non-cash investing and
 financing activities:
 Transfer of technology
  by XL Vision, Inc.
  (note 9)..............           --    4,400,000           --           --            --
 Contribution of debt to
  equity by XL Vision,
  Inc. (note 9).........           --           --    7,500,000           --            --
 Issuance of preferred
  stock in exchange for
  contribution of debt
  to equity by XL
  Vision, Inc. (note
  9)....................           --           --    4,800,000           --            --
 Non-cash issuance of
  Class A common stock
  in connection with
  Nutri-Charge
  transaction (note 5)..           --           --    2,070,000    2,070,000            --
 Contribution of put
  rights by XL Vision,
  Inc. (note 5).........           --           --      340,000      340,000            --
 Issuance of Class A
  common stock in
  connection with CIN
  transaction (note
  12)...................           --           --           --           --       720,000
 Issuance of Class A
  common stock with
  Cyberstockyard
  transaction (note
  12)...................           --           --           --           --       450,000
 Issuance of Class A
  common stock with
  Turnkey Computer
  Systems, Inc.
  transaction (note
  12)...................           --           --           --           --       400,000
 Put on Class A common
  stock issued in
  connection with
  Turnkey Computer
  Systems, Inc.
  transaction (note
  12)...................           --           --           --           --         8,300
 Issuance of note
  payable to Turnkey
  Computer Systems, Inc.
  (note 12).............           --           --           --           --     1,400,000

          See accompanying notes to consolidated financial statements.

                              Pages 8 of 28 Pages

                           EMERGE INTERACTIVE, INC.

                  Notes to Consolidated Financial Statements

  (Information insofar as it relates to September 30, 1999 or the nine months ended
                   September 30, 1998 and 1999 is unaudited)

(1) Organization

    (a) Overview

      eMerge Interactive, Inc. (the "Company") is a Delaware corporation that was incorporated on September 12, 1994 as Enhanced Vision Systems, a wholly owned subsidiary of XL Vision, Inc. ("XL Vision"). The Company's name was changed to eMerge Vision Systems, Inc. on July 16, 1997 and to eMerge Interactive, Inc. on June 11, 1999.

      The Company was incorporated to develop and commercialize infrared technology focused on the transportation segment. In 1997, the Company entered a new business segment, animal sciences, by developing an infrared camera system for use primarily by veterinarians. The Company further expanded its operations in 1998 by licensing NutriCharge and infrared technology (see note
5) for commercialization. In December 1998, the Company's Board of Directors decided to dispose of the transportation segment. The Company's AMIRIS thermal imaging system, which was the sole product sold by the transportation segment, was sold on January 15, 1999.

    (b) Basis of Presentation

      The consolidated financial statements as of December 31, 1998 include the accounts of eMerge Interactive, Inc. and its wholly-owned subsidiary, STS Agriventures, Ltd. ("STS"), a Canadian corporation. The consolidated financial statements as of September 30, 1999 also include another wholly-owned subsidiary, Cyberstockyard, Inc. ("Cyberstockyard").

      All significant intercompany balances and transactions have been eliminated upon consolidation.

    (c) Management's Plans

      As of September 30, 1999, the Company had a working capital deficiency of $12,507,506 and stockholders' deficit of $3,892,366. Management expects additional working capital requirements as the Company continues its marketing and development efforts for its products. Subsequent to September 30, 1999, the Company obtained additional equity financing (see note 12). The Company anticipates that net proceeds from its planned IPO of common stock will be sufficient to satisfy its operating cash needs for at least eighteen months following the IPO. Although management believes that its IPO will be successful, there can be no assurances that it will be achieved or that the Company will be successful in raising other financing. If the Company is unable to obtain sufficient additional funds, the Company may have to delay, scale back or eliminate some or all of its marketing and development activities.


(2) Summary of Significant Accounting Policies

    (a) Revenue Recognition

      The Company recognizes revenue in accordance with the terms of the sale or contract, generally as products are shipped or services are provided. The Company bears inventory risk until the sales of their products and credit risk until full payment is received from its customers. In cattle sales transactions, the

                              Pages 9 of 28 Pages

                           EMERGE INTERACTIVE, INC.

Company purchases cattle from the seller, takes title at shipment and records the cattle as inventory until delivered to and accepted by the buyer, typically a 24 to 48 hour period. In both cattle auction and resale transactions, the Company acts as a principal in purchasing cattle from suppliers and sales to customers so that the Company recognizes revenue equal to the amount paid by customers for the cattle.

    (b) Inventories

     Inventories are stated at standard cost which approximates the lower of first-in, first-out cost or market.

    (c) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Amortization of equipment under capital lease is computed over the shorter of the lease term or the estimated useful life of the related assets.

    (d) Intangibles

     Intangibles are stated at amortized cost. Amortization is computed using the straight-line method over the estimated useful lives of the assets.

    (e) Income Taxes

     The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (f) Stock-Based Compensation

     Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25") and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

    (g) Use of Estimates

     The preparation of the Company's consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent Assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

                              Pages 10 of 28 Pages

                            EMERGE INTERACTIVE, INC.

    (h) Estimated Fair Value of Financial Instruments

      The carrying value of cash, trade accounts receivable, accounts payable, accrued liabilities and amounts due to related parties reflected in the consolidated financial statements approximates fair value due to the short-term maturity of these instruments.

    (i) Interim Financial Information

      The consolidated financial statements as of September 30, 1999, and for the periods ended September 30, 1998 and 1999, are unaudited but reflect adjustments which are, in the opinion of management, necessary for the fair presentation of financial position and results of operations. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the full year.

(3) Inventories

      Inventories consist of:

                                                   December 31,     (Unaudited)
                                                 ----------------- September 30,
                                                   1997     1998       1999
                                                 -------- -------- -------------
      Raw materials............................. $346,335 $424,130   $594,337
      Work-in-process...........................  289,628  282,427     60,792
                                                 -------- --------   --------
                                                 $635,963 $706,557   $655,129
                                                 ======== ========   ========

(4) Property and Equipment

      Property and equipment consists of:

                                                   December 31,
                                                 -----------------  Estimated
                                                   1997     1998   useful lives
                                                 -------- -------- ------------
      Engineering and manufacturing equipment..  $258,082 $366,150   5 years
      Office and computer equipment............   179,315  259,462   3 years
      Furniture and fixtures...................    67,282  104,706   7 years
      Leasehold improvements...................    46,865   46,865   7 years
      Automobiles..............................        --       --   5 years
                                                 -------- --------
                                                  551,544  777,183
      Less accumulated depreciation and
       amortization............................   123,404  263,346
                                                 -------- --------
      Property and equipment, net..............  $428,140 $513,837
                                                 ======== ========

      Assets under capital lease amounted to $-0- and $440,832 and as of December 31, 1997 and 1998, respectively. Accumulated amortization for assets under capital lease totaled approximately $-0- and $152,300 as of December 31, 1997 and 1998, respectively.

                             Pages 11 of 28 Pages

                            EMERGE INTERACTIVE, INC.

(5) Intangibles

      Intangibles consists of:

                                                      December 31,
                                                     ---------------  Estimated
                                                     1997    1998    useful life
                                                     ---- ---------- -----------
      NutriCharge license........................... $ -- $2,273,538  10 years
      Infrared technology license...................   --    568,385   5 years
                                                     ---- ----------
                                                       --  2,841,923
      Less accumulated amortization.................   --    142,095
                                                     ---- ----------
      Intangibles, net.............................. $ -- $2,699,828
                                                     ==== ==========

      On July 29, 1998, the Company acquired licenses for NutriCharge and infrared technology. The purchase price of $2,841,923 (consisting of $300,000 in cash, 2,070,000 of the Company's Class A common shares valued at $1 per share, $131,923 in acquisition costs and the estimated fair value of put rights granted by XL Vision) was allocated to the acquired NutriCharge and infrared technology licenses based on estimated fair values determined by estimated cash flows from the underlying licensed product. In connection with the transaction, XL Vision granted a put right that allows the sellers to require XL Vision to purchase up to 1,000,000 shares of the Company's Class A common stock at $3.00 per share in the event certain operating targets related to the licensed product are not met by years four through seven after the transaction. The put expires at the end of year seven after the transaction. The fair value of the put was estimated to be $340,000 and was credited to additional paid-in capital.

(6) Equity

    Common Stock

      As of December 31, 1998, the Company had authorized the issuance of 100,000,000 shares of common stock.

      Class A--In 1999, the Company designated 92,711,110 as Class A common stock.

      Class B--In 1999, the Company designated 7,288,890 shares as Class B common stock. Holders of Class B common stock are entitled to two and one-half votes for each share. The shares of Class A and Class B are identical in all other respects.

    Preferred Stock

      As of December 31, 1998, the Company had authorized the issuance of 10,000,000 shares of preferred stock and had designated 6,500,000 as Series A shares, and 2,400,000 as Series B shares. Each share of preferred stock is convertible into one share of Class A common stock at the option of the holder or upon the vote of holders of two-thirds of the respective preferred stock class outstanding except for Series D shares which is convertible at the offering price into Class B common stock. Preferred stock is automatically converted into common stock upon a qualified IPO of at least $10 million with a Company valuation of at least $30 million or upon a public rights offering of the Company to shareholders of Safeguard Scientifics, Inc. In 1999, the Company increased the authorized preferred stock to 15,000,000 shares.

                             Pages 12 of 28 Pages

                            EMERGE INTERACTIVE, INC.

      Series A--The Series A shares are entitled to a liquidation preference before any distribution to common stockholders equal to the greater of (a) $1.00 per share plus an additional $.10 per year (pro rated for partial years) from July 16, 1997 or (b) the amount which would be distributed if all of the preferred stock of the Company were converted to Class A common stock prior to liquidation. The holders of Series A preferred stock are entitled to vote as a separate class to elect two directors to the Board of Directors of the Company.

      Series B--Series B shares are entitled to a liquidation preference before any distribution to common stockholders equal to the greater of (a) $2.00 per share plus an additional $.20 for each year (pro rated for partial years) from December 31, 1998 or until the date of distribution of available assets or (b) the amount which would be distributed if all of the preferred stock of the Company were converted to Class A common stock prior to liquidation. Series B shares are junior to Series A, C and D shares.

      Series C--On April 15, 1999, the Company designated 1,300,000 as Series C shares. Series C shares are entitled to a liquidation preference before any distribution to common stockholders equal to the greater of (a) $5.00 per share plus an additional $.50 for each year (pro rated for partial years) from April 15, 1999 or until the date of distribution of available assets or (b) the amount which would be distributed if all of the preferred stock of the Company were converted to Class A common stock prior to liquidation. Series C shares are on parity with Series A and D shares except as to voting rights.

      Series D (Unaudited)--On October 26, 1999, the Company designated 4,555,556 shares as Series D shares. Series D shares are entitled to a liquidation preference before any distribution to common stockholders equal to the greater of (a) $10.00 per share plus an additional $1.00 for each year (pro rated for partial years) from August 24, 1999 or until the date of distribution of available assets or (b) the amount which would be distributed if all the preferred stock of the Company were converted to Class B common stock prior to liquidation. Series D shares are on parity with Series A and C shares except as to voting rights. Series D stockholders are entitled to two and one-half votes per share.

(7) Income Taxes

      Deferred income taxes reflect the net tax effects of temporary difference between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred income tax assets and liability are as follows:

                                                            December 31,
                                                        ----------------------
                                                           1997        1998
                                                        ----------  ----------
      Deferred tax assets:
        Net operating loss carryforwards............... $3,237,000  $5,967,000
        Amortization of acquired technology from XL
         Vision (note 9)...............................  1,829,000   1,704,000
        Research and experimentation tax credits.......    294,000     448,000
        Other..........................................    125,000     596,000
                                                        ----------  ----------
                                                         5,485,000   8,715,000
        Less valuation allowance.......................  5,370,000   8,715,000
                                                        ----------  ----------
          Net deferred tax assets......................    115,000          --
      Deferred tax liability:
        Imputed interest...............................   (115,000)         --
                                                        ----------  ----------
          Net deferred tax assets (liability).......... $       --  $       --
                                                        ==========  ==========

                             Pages 13 of 28 Pages

                            EMERGE INTERACTIVE, INC.

      The Company has available at December 31, 1998, unused net operating loss carryforwards of approximately $15,000,000 which may be applied against future taxable income and expires in years beginning in 2010. The Company also has approximately $448,000 in research and experimentation credits carryforwards. The research and experimentation credits, which begin to expire in 2010, can also be used to offset future regular tax liabilities. A valuation allowance for deferred tax assets is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

      The difference between the "expected" tax benefit (computed by applying the federal corporate income tax rate of 34% to the loss before income taxes) and the actual tax benefit is primarily due to the effect of the valuation allowance.

(8) Stock Plan

      In January 1996, the Company adopted an equity compensation plan (the "1996 Plan") pursuant to which the Company's Board of Directors may grant shares of common stock or options to acquire common stock to certain directors, advisors and employees. The Plan authorizes grants of shares or options to purchase up to 1,735,000 shares of authorized but unissued common stock. Stock options granted have a maximum term of ten years and have vesting schedules which are at the discretion of the Compensation Committee of the Board of Directors and determined on the effective date of the grant.

      A summary of option transactions follows:

                                                                  Weighted
                                      Range of                     average
                                      exercise     Weighted       remaining
                                     price per     average       contractual
                           Shares      share    exercise price life (in years)
                          ---------  ---------- -------------- ---------------
Balance outstanding,
  December 31, 1996......     2,500  $     1.00     $1.00           4.85
                                                                    ====
  Granted................   268,000        1.00      1.00
                          ---------  ----------     -----
Balance outstanding,
 December 31, 1997.......   270,500        1.00      1.00           9.64
                                                                    ====
  Granted................ 1,354,000   1.00-2.00      1.05
  Canceled...............  (318,500)       1.00      1.00
                          ---------  ----------     -----
Balance outstanding
 December 31, 1998....... 1,306,000  $1.00-2.00     $1.05           9.48
                          =========  ==========     =====           ====

      At December 31, 1997 and 1998, there were 61,375 and 331,500 shares exercisable, respectively, at weighted average exercise prices of $1.00 and $1.02, respectively.

      At December 31, 1997 and 1998, 79,500 and 409,000 shares available for grant, respectively.

                             Pages 14 of 28 Pages

                            EMERGE INTERACTIVE, INC.

      The per share weighted-average fair value of stock options granted was $0 in 1996, $0 in 1997 and $0.10 in 1998 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions:

                                                               1996  1997  1998
                                                               ----  ----  ----
      Volatility..............................................    0%    0%    0%
      Dividend paid...........................................    0%    0%    0%
      Risk-free interest rate................................. 6.35% 6.11% 4.73%
      Expected life in years.................................. 5.77  6.75  5.57

      No volatility was assumed due to the use of the Minimum Value Method of computation for options issued by the Company as a private entity as prescribed by SFAS No. 123.

      All stock options granted, except as noted in the paragraph below, have been granted to directors or employees with an exercise price equal to the fair value of the common stock at the date of grant. The Company applies APB Opinion No. 25 for issuances to directors and employees in accounting for its Plan and, accordingly, no compensation cost has been recognized in the consolidated financial statements through December 31, 1998.

      On March 19, 1999, the Company granted 288,500 stock options with an exercise price of $2.00 and a fair value of $2.25. The Company recorded $72,126 of unearned compensation at the date of grant and is amortizing the unearned compensation over the vesting period. Compensation expense amounted to $9,017 for the nine months ended September 30, 1999.

      Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have increased to the pro forma amounts indicated below:

                                             1996         1997         1998
                                          -----------  -----------  -----------
      Net loss as reported............... $(1,719,492) $(5,483,623) $(7,832,128)
                                          ===========  ===========  ===========
      Pro forma net loss................. $(1,719,492) $(5,483,623) $(7,964,078)
                                          ===========  ===========  ===========

(9) Related Party Transactions

    Direct Charge Fee

      Prior to April 1, 1997 personnel, and other services were provided by XL Vision and the costs were allocated to the Company. Effective April 1, 1997, the Company entered into a direct charge fee agreement with XL Vision which allows for cost-based charges based upon actual hours incurred. Costs allocated to or service fees charged by XL Vision were approximately $468,000 in 1996, $720,000 in 1997 and $460,000 in 1998. A portion of the fees in 1998 and all of the costs and fees in 1996 and 1997 were allocated to the discontinued transportation segment.

    Administrative Services Fee

      Effective December 15, 1997, the Company entered into an agreement which requires accrual of an administrative services fee based upon a percentage of gross revenues. The fee for administrative support

                             Pages 15 of 28 Pages

                            EMERGE INTERACTIVE, INC.

services, including management consultation, investor relations, legal services and tax planning, is payable monthly to XL Vision and Safeguard Scientifics, Inc., the largest shareholder of XL Vision, based upon an aggregate of 1.5% of gross revenues with such service fees to be not more than $300,000 annually. Effective August 17, 1999, the agreement was amended such that the administrative services fee is applied to net contribution margin on cattle sales and gross revenue for all other sales. The fee is accrued monthly but is only payable in months during which the Company has achieved positive cash flow from operations. The agreement extends through December 31, 2002 and continues thereafter unless terminated by any party. Administrative service fees were approximately $10,300 in 1997 and $37,200 in 1998.

    Technology Fee

      On July 15, 1997, the Company entered into an agreement with XL Vision for the transfer of certain technology that is used by the Company in the sale of its products for a $4,400,000 note payable. The transfer was accounted for as a distribution to XL Vision as it represented amounts paid for an asset to an entity under common control in excess of the cost of such asset. The note payable bears interest at 7% per annum. Interest expense was $141,167 in 1997 and $308,000 in 1998.

    Lease

      The Company leases equipment under a capital lease, effective April 20, 1998, with an affiliated entity, XL Realty, Inc. Future minimum lease payments, including imputed interest at 7.53%, are $79,852 in 1999, $85,765 in 2000, $92,684 in 2001, $100,154 in 2002 and $26,415 in 2003. Interest expense was
$23,594 in 1998.

      The Company has a verbal lease with XL Vision for its facilities. Rent expense varies based on space occupied by the Company and includes charges for base rent, repairs and maintenance, telephone and networking expenses, real estate taxes and insurance. Rent expense was $68,000 in 1996, $354,000 in 1997, and $1,129,000 in 1998.

    Amounts Due to XL Vision, Inc.

      Amounts due to XL Vision consists of:

Balance as of December 31, 1996................................... $ 3,636,494
  Allocation of costs and funding of working capital to the
   Company........................................................   6,318,405
  Technology transfer fee.........................................   4,400,000
  Interest charges on technology transferred......................     141,167
  Proceeds from Series A Preferred Stock..........................  (6,443,606)
  Issuance of Class A common stock................................     (22,465)
                                                                   -----------
Balance as of December 31, 1997...................................   8,029,995
  Allocation of costs and funding of working capital to the
   Company........................................................   9,120,441
  Interest charges on technology transferred......................     308,000
  Contribution of debt to equity..................................  (7,500,000)
  Contribution of debt to equity in exchange for Series B
   Preferred Stock................................................  (4,800,000)
                                                                   -----------
Balance as of December 31, 1998................................... $ 5,158,436
                                                                   ===========

      The average outstanding balance due to XL Vision was approximately $2,690,900 in 1996, $6,239,600 in 1997 and $12,782,400 in 1998.

                             Pages 16 of 28 Pages

                            EMERGE INTERACTIVE, INC.

    Amounts Due to Safeguard Scientifics, Inc.

      As of December 31, 1997 and December 31, 1998, the Company owed Safeguard Scientifics, Inc. $10,309 and $28,898.

(10) Segment Information

      In 1998, the Company adopted SFAS No. 131, which requires the reporting of segment information using the "management approach" versus the "industry approach" previously required. The management approach requires the Company to report certain financial information related to continuing operations that is provided to the Company's chief operating decision-maker. The Company's chief operating decision-maker receives revenue and contribution margin (revenue less direct costs and excluding overhead) by source, and all other statement of operations data and balance sheet data on a consolidated basis. The Company's reportable segments consist of cattle sales and animal sciences products and services. While the Company operates entirely in the animal science marketplace, the contribution margin associated with cattle sales and the related prospects for this portion of the Company's business differ from the rest of the Company's product offerings.

      The following summarizes revenue and contribution margin information related to the Company's two operating segments:

                                                      Nine months   Nine months
                                         Year ended      ended         ended
                                        December 31, September 30, September 30,
                                            1998         1998          1999
                                        ------------ ------------- -------------
                                                      (Unaudited)   (Unaudited)
Revenue:
  Cattle...............................  $       --   $        --  $ 17,022,862
  Animal sciences......................   1,792,471     1,106,452     1,315,783
                                         ----------   -----------  ------------
  Total................................  $1,792,471   $ 1,106,452  $ 18,338,645
                                         ==========   ===========  ============
Direct costs:
  Cattle...............................  $       --   $        --  $ 16,860,452
  Animal sciences......................     900,824       603,410       492,115
                                         ----------   -----------  ------------
                                         $  900,824   $   603,410  $ 17,352,567
                                         ==========   ===========  ============
Contribution margin:
  Cattle...............................  $       --   $        --  $    162,410
  Animal sciences......................     891,647       503,042       823,668
                                         ----------   -----------  ------------
  Total................................  $  891,647   $   503,042  $    986,078
                                         ==========   ===========  ============

      The Company's assets, and other statement of operations data are not allocated to a segment.

(11) Commitments and Contingencies

    Voluntary Employee Savings 401(k) Plan

      The Company established a voluntary employee savings 401(k) plan in 1997 which is available to all full time employees 21 years or older. The plan provides for a matching by the Company of the employee's contribution to the plan for 50% of the first 6% of the employee's annual compensation. The Company's matching contributions were $6,300 in 1996, $38,195 in 1997 and $62,108 in 1998.

                             Pages 17 of 28 Pages

                            EMERGE INTERACTIVE, INC.

    Royalties

      In connection with the NutriCharge license, the Company is obligated to a royalty of 5% of gross revenues from the sale of NutriCharge products and infrared technology related to the Company's Canadian license agreement.

      The Company is also obligated to a royalty of 6% of net revenues from product or services related to technology patented by Iowa State University.

(12) Subsequent Events

      On January 1, 1999, the Company signed a revolving promissory note with XL Vision for up to $3,000,000. The revolving promissory note bears interest at the prime rate plus 1% and is due in full when the Company completes an IPO or sells all of its assets or stock. The note is included in current liabilities in the accompanying September 30, 1999 consolidated balance sheet.

    Discontinued Operations

      In December 1998, the Company's Board of Directors decided to dispose of its transportation segment. The Company's AMIRIS thermal imaging system, which was the sole product sold in the transportation segment, was sold on January 15, 1999 to Sperry Marine, Inc. for approximately $1,900,000. The Company received $200,000 of cash at closing and will receive the balance upon receipt of the inventory by Sperry Marine, Inc. The Company is entitled to a royalty of 8% of net AMIRIS system sales, up to a maximum royalty of $4.3 million over a four year period or up to a maximum royalty of $5.0 million, if $4.3 million is not received within four years.

      Net assets of the discontinued transportation segment consist of:

                                                            December 31,
                                                        ----------------------
                                                           1997        1998
                                                        ----------  ----------
      Accounts receivable.............................. $  145,500  $  381,435
      Inventory, net...................................  1,076,043   2,020,625
      Property and equipment, net......................     22,650     134,098
      Intangibles, net.................................     94,444      61,108
      Accounts payable.................................   (271,833)    (80,510)
      Accrued liabilities including provision for
       operating loss during phase out period of
       $72,667 in 1998.................................         --    (231,415)
                                                        ----------  ----------
          Net assets................................... $1,066,804  $2,285,341
                                                        ==========  ==========

Note Payable to XL Vision, Inc.

    License

      In February 1999, the Company signed a license agreement with XL Vision, granting XL Vision a license to use Company software for the limited purpose of evaluating whether the software could provide the basis for a new company that would operate in the agricultural industry. The license agreement terminates on November 30, 1999. If XL Vision forms a new company, the Company will negotiate a long-term license

                             Pages 18 of 28 Pages

                            EMERGE INTERACTIVE, INC.

agreement. In addition, XL Vision is obligated to give the Company at least a 25% interest in the new company. The Company is obligated to transfer all amounts up to 25% of the new company to Lost Pelican, L.L.C.

    Acquisitions (Unaudited after April 20, 1999)

      On February 24, 1999, the Company acquired substantially all of the tangible and intangible assets of CIN, LLC d/b/a/ Cattlemen's Information Network ("CIN"). Immediately after the closing, CIN changed its name to Lost Pelican, L.L.C. The purchase price for the assets consisted of 600,000 shares of the Company's Class A common stock valued at $720,000, the assumption of up to $600,000 of liabilities, a cash payment due in October 1999 of $383,000, and an agreement to pay the first $350,000 from Internet sales of third party products over the Company's Web site. In addition, the Company agreed to assume $177,000 in liabilities related to employee bonuses and an outstanding grant obligation. CIN is in the business of selling access to its cattle feedlot performance measurements database.

      On March 29, 1999, the Company acquired 100% of the stock of Cyberstockyard, Inc. The purchase price consisted of 200,000 shares of the Company's Class A common stock valued at $450,000. Cyberstockyard, Inc. is in the business of selling cattle through its proprietary auction software over the Internet.

      On May 19, 1999, the Company acquired substantially all of the tangible and intangible assets of PCC, LLC d/b/a Professional Cattle Consultants, L.L.C. ("PCC") for a cash payment of $1,800,000 and an assumption of approximately $30,000 of liabilities. PCC is in the business of providing comparative analysis and market information for the feedlot industry.

      The aggregate purchase price of the above acquisitions was approximately $4,606,600, which included related acquisition costs of approximately $97,000, and was allocated as follows:

      Goodwill..................................................... $4,015,300
      Non-compete agreements.......................................    300,000
      Equipment....................................................    358,000
      Current assets...............................................     28,300
      Current liabilities..........................................    (95,000)
                                                                    ----------
                                                                    $4,606,600
                                                                    ==========

      Goodwill is amortized on a straight-line basis over a period of three to five years.

      Unaudited pro forma information for the Company as if the acquisitions above had been consummated as of January 1, 1998 and 1999 follows:

                                                          Nine months ended
                                                            September 30,
                                                       ------------------------
                                                          1998         1999
                                                       -----------  -----------
      Revenue......................................... $ 1,687,077   18,560,565
                                                       ===========  ===========
      Net profit (loss)............................... $(4,987,862) (11,097,329)
                                                       ===========  ===========

                             Pages 19 of 28 Pages

                            EMERGE INTERACTIVE, INC.

    Sale of Series C Preferred Stock (Unaudited)

      On May 4, 1999, the Company issued 1,100,000 shares of Series C preferred stock for $5.00 per share.

    Stock Plan (Unaudited)

      On May 10, 1999, the Company's stockholders approved the 1999 Equity Compensation Plan (the "1999 Plan"). Under the 1999 Plan, an additional 1,000,000 shares of authorized, unissued shares of common stock of the Company are reserved for issuance to employees, advisors and for non-employee members of the Board of Directors. Option terms under the 1999 Plan may not exceed 10 years.

    Note Payable to Safeguard Delaware, Inc. - a Related Party (Unaudited)

      On July 21, 1999, the Company obtained a $3,000,000 revolving note payable from Safeguard Delaware, Inc. ("Safeguard"). The revolving note payable, as amended in October 1999, bears interest payable monthly at the prime rate plus 1% and is due November 30, 1999.

      In August, September and October 1999, the Company signed demand notes with interest payable monthly at the prime rate plus 1% with Safeguard for $2,500,000, $2,000,000 and $2,500,000, respectively. These notes were cancelled in October 1999, in exchange for a $7,050,000 note due in full on October 25, 2000, the repayment of a promissory note issued concurrently with the sale of Series D preferred stock or an IPO, whichever is earlier.

    Investment in Turnkey Computer Systems, Inc. (Unaudited)

      On August 16, 1999, the Company acquired 19% of the common stock of Turnkey Computer Systems, Inc. ("Turnkey") for 50,000 shares of the Company's Class A common stock valued at $400,000 and $1,400,000 in cash payable upon the earlier of the completion of the Company's IPO or $500,000 at December 31, 1999, $500,000 at December 31, 2000 and $400,000 at December 31, 2001. In
addition, the common stock purchase agreement with Turnkey contains a put right which allows Turnkey to have a one time right to put to the Company its 50,000 common shares with a fixed purchase price of $500,000. The put right can only be exercised upon a change in control or after December 31, 2001, if the Company has not completed an IPO. The fair value of the put was estimated to be $8,300 and was credited to additional paid-in capital.

    Sale of Series D Preferred Stock (Unaudited)

      On October 26, 1999, the Company agreed to issue 4,555,556 shares of Series D preferred stock and a warrant to acquire 911,000 shares of Class B common stock for $38,815,000. Series D preferred shares convert into Class B common stock at the offering price. The warrants are exercisable at the Company's IPO price and are valued at $3,325,555. The Company will receive $18,000,000 in cash in November 1999 and a non-interest bearing, promissory note in the amount of $23,000,000 due on October 26, 2000. Imputed interest at 9.5% amounts to $2,185,000 over the life of the note.

    Registration Statement (Unaudited)

      On October 27, 1999, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission to register shares of its common stock.



                             Pages 20 of 28 Pages

          (b) Pro Forma Financial Information


                          INTERNET CAPITAL GROUP, INC.

               Pro Forma Condensed Combined Financial Statements
                             Basis of Presentation
                                  (Unaudited)

      During 1998 and 1999, the Company acquired significant minority ownership interests in 27 Partner Companies accounted for under the equity method of accounting. In October 1999, the Company acquired a majority ownership interest in Purchasing Solutions, Inc. In October 1999, Purchasing Solutions, Inc. acquired all of the assets of Purchasing Group, Inc. and Integrated Sourcing, LLC, two related businesses. In November 1999, the Company acquired a significant minority ownership interest in eMerge Interactive, Inc. for total purchase consideration of $48.2 million. All acquisitions have been accounted for using the purchase method of accounting. In addition, the Company deconsolidated VerticalNet, Inc. subsequent to December 31, 1998 and Breakaway Solutions, Inc. subsequent to September 30, 1999 due to the decrease in the Company's voting ownership percentage in each company from above to below 50%.

      The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 gives effect to the acquisition of a significant minority ownership interest in eMerge Interactive, Inc., the acquisitions of Purchasing Solutions, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC, the deconsolidation of VerticalNet, Inc, the 1998 and 1999 acquisitions of significant minority ownership interests in 27 equity method Partner Companies, and the acquisition of the Company's ownership interest in Breakaway Solutions, Inc. as a company accounted for under the equity method as if the transactions had occurred on January 1, 1998. As Breakaway Solutions, Inc. was initially acquired in the first quarter of 1999, no pro forma adjustments to the 1998 financial statements are necessary to reflect its deconsolidation subsequent to September 30, 1999.

      The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1999 gives effect to the acquisition of a significant minority ownership interest in eMerge Interactive, Inc., the acquisitions of Purchasing Solutions, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC, the 1999 acquisitions of significant minority ownership interests in 19 equity method Partner Companies, and the acquisition of the Company's ownership interest in Breakaway Solutions, Inc. as a company accounted for under the equity method as if the transactions had occurred on January 1, 1998. As VerticalNet, Inc. was deconsolidated in the first quarter of 1999, no pro forma adjustments to the consolidated statement of operations for the nine months ended September 30, 1999 are necessary to reflect its deconsolidation.

      The unaudited pro forma condensed combined balance sheet as of September 30, 1999 gives effect to the acquisition of a significant minority ownership interest in eMerge Interactive, Inc., the acquisitions of Purchasing Solutions, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC, the deconsolidation of Breakaway Solutions, Inc., and the acquisitions during the period from October 1, 1999 through November 18, 1999 of significant minority ownership interests in five new and six existing equity method Partner Companies as if the transactions had occurred on September 30, 1999.

      The unaudited pro forma condensed combined financial statements have been prepared by the management of the Company and should be read in conjunction with the Company's historical consolidated financial statements contained elsewhere herein, and the historical consolidated financial statements of eMerge Interactive, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC which are included elsewhere herein. Since the unaudited pro forma financial statements which follow are based upon the financial condition and operating results of eMerge Interactive, Inc., Purchasing Solutions, Inc., Purchasing Group, Inc., Integrated Sourcing, LLC and the equity method Partner Companies acquired during periods when they were not under the control or management of the Company, the information presented may not be indicative of the results which would have actually been obtained had the acquisitions been completed on the pro forma dates reflected nor are they indicative of future financial or operating results. The unaudited pro forma financial information does not give effect to any synergies that may occur due to the integration of the Company with Purchasing Solutions, Inc., Purchasing Group, Inc., Integrated Sourcing, LLC, eMerge Interactive, Inc. and the other equity method Partner Companies.

                             Pages 21 of 28 Pages

                          INTERNET CAPITAL GROUP, INC.

    Unaudited Pro Forma Condensed Combined Balance Sheet September 30, 1999

                           Internet
                           Capital       Breakaway     Pro Forma         Sub-       e-Merge       Pro Forma
                         Group, Inc.  Deconsolidation Adjustments       Total     Acquisition      Combined
                         ------------ --------------- ------------   ------------ ------------   ------------
Assets
Current Assets
 Cash and cash
  equivalents........... $186,137,151  $ (7,747,165)  $(65,612,408)b $106,523,328 $(27,000,000)a $ 79,523,328
                                                        (7,699,800)c
                                                         1,445,550 c
 Short-term
  investments...........   22,845,079            --             --     22,845,079           --     22,845,079
 Accounts receivable,
  less allowance for
  doubtful accounts.....    8,531,879    (8,531,879)     2,136,623 c    2,136,623           --      2,136,623
 Prepaid expenses and
  other current assets..    7,024,086    (5,077,192)     4,000,000 c    5,946,894           --      5,946,894
                         ------------  ------------   ------------   ------------ ------------   ------------
 Total current assets...  224,538,195   (21,356,236)   (65,730,035)   137,451,924  (27,000,000)   110,451,924
 Fixed assets, net......    6,169,802    (4,465,033)        55,626 c    1,760,395           --      1,760,395
 Ownership interests in
  and advances to
  Partner Companies.....  168,690,379            --     65,612,408 b  245,691,816   48,160,000 a  293,851,816
                                                        11,389,029 d
 Available-for-sale
  securities............   19,233,805            --             --     19,233,805           --     19,233,805
 Intangible assets,
  net...................   22,854,350   (13,731,600)    15,041,425 c   17,302,757           --     17,302,757
                                                        (6,861,418)d
 Deferred taxes.........   18,845,639            --             --     18,845,639           --     18,845,639
 Other..................    9,895,199      (274,641)            --      9,620,558           --      9,620,558
                         ------------  ------------   ------------   ------------ ------------   ------------
Total Assets............ $470,227,369  $(39,827,510)  $ 19,507,035   $449,906,894 $ 21,160,000   $471,066,894
                         ============  ============   ============   ============ ============   ============
Liabilities and
 Shareholders' Equity
Current Liabilities
 Current maturities of
  long-term debt........ $    735,885  $   (735,885)  $  4,141,625 c $  4,141,625           --   $  4,141,625
 Accounts payable.......    4,478,916    (3,720,060)     3,837,799 c    4,596,655           --      4,596,655
 Accrued expenses.......   10,336,185    (6,113,895)            --      4,222,290           --      4,222,290
 Notes payable to
  Partner Company.......           --            --             --             -- $ 21,160,000 a   21,160,000
 Deferred revenue.......      117,523      (117,523)            --             --           --             --
 Convertible note.......    8,499,942            --             --      8,499,942           --      8,499,942
                         ------------  ------------   ------------   ------------ ------------   ------------
 Total current
  liabilities...........   24,168,451   (10,687,363)     7,979,424     21,460,512   21,160,000     42,620,512
                                                                --
 Long-term debt.........    1,633,360    (1,633,360)     3,000,000 c    3,000,000           --      3,000,000
 Minority interest......   25,908,961            --      4,000,000 c    6,929,785           --      6,929,785
                                                       (22,979,176)d
Shareholders' Equity
 Total shareholders'
  equity................  418,516,597   (27,506,787)    27,506,787 d  418,516,597           --    418,516,597
                         ------------  ------------   ------------   ------------ ------------   ------------
Total Liabilities and
 Shareholders' Equity... $470,227,369  $(39,827,510)  $ 19,507,035   $449,906,894 $ 21,160,000   $471,066,894
                         ============  ============   ============   ============ ============   ============

    See notes to unaudited pro forma condensed combined financial statements

                             Pages 22 of 28 Pages

                          INTERNET CAPITAL GROUP, INC.

  Unaudited Pro Forma Condensed Combined Statement of Operations for the Year
                            Ended December 31, 1998

                            Internet
                            Capital       VerticalNet    Pro Forma                        eMerge       Pro Forma
                          Group, Inc.   Deconsolidation Adjustments       Sub-Total    Acquisition      Combined
                          ------------  --------------- ------------     ------------  ------------   ------------
Revenue                   $  3,134,769   $ (3,134,769)     6,455,747 f   $  6,455,747            --   $  6,455,747
                          ------------   ------------   ------------     ------------  ------------   ------------
Operating Expenses
 Cost of revenue........     4,642,528     (4,642,528)            --               --            --             --
 Selling, general and
  administrative........    15,513,831    (12,001,245)     7,853,901 f     11,366,487            --     11,366,487
                          ------------   ------------   ------------     ------------  ------------   ------------
 Total operating
  expenses..............    20,156,359    (16,643,773)     7,853,901       11,366,487            --     11,366,487
                          ------------   ------------   ------------     ------------  ------------   ------------
                           (17,021,590)    13,509,004     (1,398,154)      (4,910,740)           --     (4,910,740)
Other income, net.......    30,483,177             --             --       30,483,177            --     30,483,177
Interest income.........     1,305,787       (212,130)        16,506 f      1,110,163            --      1,110,163
Interest expense........      (381,199)       297,401             --          (83,798)   (1,840,000)e   (1,923,798)
                          ------------   ------------   ------------     ------------  ------------   ------------
Income (Loss) Before
 Income Taxes, Minority
 Interest and Equity
 Income (Loss)..........    14,386,175     13,594,275     (1,381,648)      26,598,802    (1,840,000)    24,758,802
Income taxes............            --             --             -- h             --            -- h           --
Minority interest.......     5,381,640             --     (4,828,981)f,j      552,659            --        552,659
Equity income (loss)....    (5,868,887)            --    (58,817,710)g    (64,686,597)  (14,309,948)e  (78,996,545)
                          ------------   ------------   ------------     ------------  ------------   ------------
Net Income (Loss).......  $ 13,898,928   $ 13,594,275   $(65,028,339)    $(37,535,136) $(16,149,948)  $(53,685,084)
                          ============   ============   ============     ============  ============   ============
Net Income (Loss) Per
 Share
 Basic..................  $       0.12                                                                $      (0.48)
 Diluted................  $       0.12                                                                $      (0.48)
Weighted Average Shares
 Outstanding
 Basic..................   112,204,578                                                                 112,204,578
 Diluted................   112,298,578                                                                 112,204,578


  Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine
                        Months Ended September 30, 1999

                            Internet
                            Capital        Breakaway     Pro Forma                        eMerge       Pro Forma
                          Group, Inc.   Deconsolidation Adjustments       Sub-Total    Acquisition      Combined
                          ------------  --------------- ------------     ------------  ------------   ------------
Revenue                   $ 14,783,096   $(14,743,431)     7,146,689 f      7,186,354            --   $  7,186,354
                          ------------   ------------   ------------     ------------  ------------   ------------
Operating Expenses
 Cost of revenue........     7,424,594     (7,038,070)            --          386,524            --        386,524
 Selling, general and
  administrative........    31,002,518    (14,722,352)     5,002,096 f,j   21,282,262            --     21,282,262
                          ------------   ------------   ------------     ------------  ------------   ------------
 Total operating
  expenses..............    38,427,112    (21,760,422)     5,002,096       21,668,786            --     21,668,786
                          ------------   ------------   ------------     ------------  ------------   ------------
                           (23,644,016)     7,016,991      2,144,593      (14,482,432)           --    (14,482,432)
Other income, net.......    47,001,191        (27,607)        15,348 f     46,988,932            --     46,988,932
Interest income.........     4,176,770        (59,510)            --        4,117,260            --      4,117,260
Interest expense........    (1,770,324)        53,969             --       (1,716,355)           --     (1,716,355)
                          ------------   ------------   ------------     ------------  ------------   ------------
Income (Loss) Before
 Income Taxes, Minority
 Interest and Equity
 Income (Loss)..........    25,763,621      6,983,843      2,159,941       34,907,405            --     34,907,405
Income taxes............    12,840,423             --     10,963,208 f,i   23,803,631     4,269,730 e   28,073,361
Minority interest.......     4,133,057             --     (3,412,725)f,j      720,332            --        720,332
Equity income (loss)....   (49,141,961)            --    (33,483,392)g,j  (82,625,353)  (12,199,229)e  (94,824,582)
                          ------------   ------------   ------------     ------------  ------------   ------------
Net Income (Loss).......  $ (6,404,860)  $  6,983,843   $(23,772,968)    $(23,193,985) $ (7,929,499)  $(31,123,484)
                          ============   ============   ============     ============  ============   ============
Net Income Per Share
 Basic..................  $      (0.03)                                                               $      (0.17)
 Diluted................  $      (0.03)                                                               $      (0.17)
Weighted Average Shares
 Outstanding
 Basic..................   185,103,758                                                                 185,103,758
 Diluted................   185,103,758                                                                 185,103,758

   See notes to unaudited pro forma condensed combined financial statements.

                             Pages 23 of 28 Pages

                          INTERNET CAPITAL GROUP, INC.

           Notes to Pro Forma Condensed Combined Financial Statements
                                  (Unaudited)

1 . Basis of presentation

      The unaudited pro forma condensed combined balance sheet as of September 30, 1999 gives effect to the acquisitions of Purchasing Solutions, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC, the acquisition of a significant minority ownership interest in eMerge Interactive, Inc. in November 1999, the deconsolidation of Breakaway Solutions, Inc., and the acquisition of significant minority ownership interests in five new and six existing equity method Partner Companies as if the transactions had occurred on September 30, 1999.

      The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 gives effect to the acquisitions of Purchasing Solutions, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC, the acquisition of a significant minority ownership interest in eMerge Interactive, Inc., the deconsolidation of VerticalNet, Inc., the 1998 and 1999 acquisitions of significant minority ownership interests in 27 equity method Partner Companies, and the acquisition of the Company's ownership interest in Breakaway Solutions, Inc. as a company accounted for under the equity method as if the transactions had occurred on January 1, 1998.

      The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1999 gives effect to the acquisitions of Purchasing Solutions, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC, the acquisition of a significant minority ownership interest in eMerge Interactive, Inc., the deconsolidation of Breakaway Solutions, Inc., the 1999 acquisitions of significant minority ownership interests in 19 equity method Partner Companies and the acquisition of the Company's ownership interest in Breakaway Solutions, Inc. as a company accounted for under the equity method, as if the transactions had occurred on January 1, 1998.

      The effects of the acquisitions have been presented using the purchase method of accounting and accordingly, the purchase price was allocated to the assets and liabilities assumed based upon management's best preliminary estimate of fair value with any excess purchase price being allocated to goodwill or other indentifiable intangibles. The preliminary allocation of the purchase price will be subject to further adjustments, which are not anticipated to be material, as the Company and Purchasing Solutions, Inc. finalize their allocations of purchase price in accordance with generally accepted accounting principles.

2. Pro Forma Balance Sheet Adjustments

      The pro forma balance sheet adjustments as of September 30, 1999 reflect:

    (a) The acquisition in November 1999 of a significant minority ownership interest in eMerge Interactive, Inc. for $48.2 million consisting of $27.0 million in cash and a $21.2 million note payable due in one year, net of imputed interest discount of $1.8 million.

    (b) The acquisition during the period from October 1, 1999 through November 18, 1999 of new and additional significant minority ownership interests in equity method Partner Companies for aggregate cash consideration of $65.6 million.

    (c) The acquisition of Purchasing Group, Inc. and Integrated Sourcing, LLC for $7.7 million in cash, $6.0 million in a note payable, $1.1 million in other debt, $0.2 million of assumed net liabilities and $0.2 million in common stock of Purchasing Solutions, Inc. The total purchase price of approximately $15.2 million was allocated as follows: cash--$1.4 million, net receivables--$2.1 million, fixed and other assets--$0.1 million, accounts payables and accruals--$3.8 million and goodwill and intangibles--$15.0 million. Additionally, approximately $4.0 million is due from another investor and is reflected as both an other asset and minority interest.

    (d) The elimination of $27.5 million for the equity accounts of Breakaway Solutions, Inc. and the reclassification of the Company's carrying value of its ownership interest of $11.4 million in Breakaway Solutions, Inc. to the equity method of accounting from consolidation.

                             Pages 24 of 28 Pages

                          INTERNET CAPITAL GROUP, INC.

                                  (Unaudited)

3. Pro Forma Statements of Operations Adjustments

      The pro forma statements of operations adjustments for the year ended December 31, 1998 and the nine months ended September 30, 1999 consist of:

    (e) Equity income (loss) has been adjusted to reflect the Company's acquisition of a significant minority ownership interest in eMerge Interactive, Inc. and the related interest in the income (loss) and amortization of the difference in the Company's carrying value and ownership interest in the underlying net equity of eMerge Interactive, Inc. over an estimated useful life of three years. For the year ended December 31, 1998 and the nine months ended September 30, 1999, equity income (loss) of $14.3 million and $12.2 million includes $2.4 million and $3.3 million, respectively, of equity income (loss), and $11.9 million and $8.9 million, respectively, in amortization of the difference between cost and equity in net assets. For the nine months ended September 30, 1999, income tax benefit has been adjusted $4.3 million to reflect the tax effect of the eMerge Interactive, Inc. pro forma adjustments. Additionally, $1.8 million of interest expense is reflected during the year ended December 31, 1998 relating to the imputed interest discount on the $23.0 million non-interest bearing note. No interest expense is reflected in 1999 as the note is payable in one year (assumed from January 1, 1998).

    (f) Reflects additional revenue of $6.5 million and $7.1 million, general and administrative expenses of $7.9 million and $7.3 million (net of excess executive compensation of approximately $3.0 million and $3.5 million for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively), other income of $16,506 and $15,348, income tax of $0 and $(34,998), and minority interest of $(552,659) and $(25,998) related to the acquisitions of Purchasing Group, Inc. and Integrated Sourcing, LLC. Included in general and administrative expenses is approximately $5.0 million and $3.8 million of goodwill amortization during the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively, relating to these acquisitions.

    (g) Equity income (loss) has been adjusted by $58.8 million and $31.2 million to reflect the Company's ownership interests in the income
        (loss) of the equity method Partner Companies and the amortization of the difference in the Company's carrying value in the Partner Companies and the Company's ownership interest in the underlying net equity of the Partner Companies over an estimated useful life of three years. For the year ended December 31, 1998 and the nine months ended September 30, 1999, equity income (loss) includes $23.8 million and $12.1 million, respectively, of equity income (loss) and $35.0 million and $19.1 million, respectively, in amortization of the difference between cost and equity in net assets.

    (h) No income tax provision is required in 1998 due to the Company's tax status as an LLC.

    (i) Income tax benefit has been adjusted $10.9 million for the nine months ended September 30, 1999 to reflect the tax effect of the pro forma adjustments.

    (j) Reflects elimination of $5.4 million and $3.4 million for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively, related to VerticalNet, Inc. and Breakaway Solutions, Inc. upon their deconsolidation, and the reclass of $2.3 million of amortization of goodwill related to the Company's acquisition of Breakaway Solutions, Inc. from selling, general and administrative expense to equity income (loss) upon its deconsolidation.

                             Pages 25 of 28 Pages

          (c)  Exhibits

2.1  -    Securities Purchase Agreement dated as of October 27, 1999 among
          eMerge Interactive, Inc., Internet Capital Group, Inc. and J Technologies, LLC. This exhibit contains a list of schedules to the exhibit, all of which have been omitted. Upon request of the Securities and Exchange Commission, the Company will furnish a copy to it supplementally.

23.1 -    Consent of Independent Public Accountants

                             Pages 26 of 28 Pages

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 INTERNET CAPITAL GROUP, INC.


Dated: November 22, 1999         By:/s/ David D. Gathman
                                    ---------------------------
                                        David D. Gathman
                                        Chief Financial Officer

                             Pages 27 of 28 Pages

                                 EXHIBIT INDEX


Exhibit No.                      Description
-----------                      -----------

  2.1              Securities Purchase Agreement dated as of
                   October 27, 1999 among eMerge Interactive,
                   Inc., Internet Capital Group, Inc. and J
                   Technologies, LLC

  23.1             Consent of Independent Public Accountants

                             Pages 28 of 28 Pages